                                                                    Exhibit 99.1

               AMCOMP REPORTS FIRST QUARTER 2006 FINANCIAL RESULTS

NORTH PALM BEACH, FL, MAY 11, 2006 - AmCOMP  Incorporated  (Nasdaq:  AMCP) today announced its financial results for the quarter ended March 31, 2006.

For the first quarter of 2006, net income was $6.0 million, or $0.46 per diluted share,  compared to net income of $5.3 million,  or $0.56 per diluted share, for the same period in 2005.  Weighted  average  diluted shares  outstanding for the first  quarter  of 2006 were  12,892,000  compared  to  9,562,000  for the first quarter of 2005.  Total revenue for the first quarter of 2006 increased 11.1% to
$70.1 million versus $63.1 million in the year-earlier period.

The net combined  ratio,  including  policyholder  dividends,  increased 2.0% to
90.8% of net premiums  earned for the three  months  ended March 31, 2006,  from
88.8% for the comparable  period in 2005. Loss and loss adjustment  expenses for the first quarter of 2006 were $37.5 million,  or 56.8% of net premiums  earned, versus $36.5 million,  or 59.8%, in the same period of 2005. Policy  acquisition expenses  were $12.8  million or 19.4% of net premiums  earned  compared to $6.8 million  or 11.2% of net  premiums  earned  in the prior  period in 2005.  Total underwriting  and other  expense  were $7.0  million,  or 10.6% of net  premiums earned,  in the first  quarter  of 2006  versus  $8.9  million,  or 14.5% of net premiums,  earned in the comparable 2005 period. Dividends to policyholders were
$2.7 million,  or 4.0% of net  premiums,  earned versus $2.0 million or 3.3%, of net premiums earned, in the 2005 comparable period.

Fred R. Lowe,  AmCOMP's Chairman,  President and Chief Executive Officer,  said:
"We are  continuing to grow our business,  producing  double digit growth in net income  and  revenue  of 12.2% and  11.1%,  respectively,  compared  to the same quarter of last year. Our performance was a little better than we anticipated in light of the 13.5%  decrease in  state-mandated  Florida  premium  rates,  which represents  approximately  41% of our  direct  premiums  earned,  as well as the activities  required to complete  our initial  public  offering of stock,  which though necessary, were disruptive to our short-term normal course of business in the  first  quarter.  We are  continuing  to  adjust  to  our  new  status  as a publicly-held  company,  and we will continue to take the  appropriate  steps to maximize  AmCOMP's  opportunities  for the  future.  We recently  announced  the
formation  of  a  new  Southern  Region,  consisting  of  Tennessee,   Kentucky,
Mississippi and Arkansas.  This strategic move will enable the Midwest  regional staff to focus more time on the key states of Wisconsin, Illinois and Indiana as well  as on the  potential  expansion  states  in  that  part  of  the  country, particularly Missouri and Minnesota. Our future is bright, and we are focused on the creation of the revenue and earnings growth that our shareholders desire and deserve."

On February  10,  2006,  AmCOMP  completed a public  offering of common stock in which it sold 6,000,000  primary shares,  raising net proceeds of  approximately
$48.0 million.  On February 15, 2006,  AmCOMP  contributed  approximately  $43.0 million  of  the  net  proceeds  from  the  offering  to its  insurance  company subsidiaries to expand its business in its core markets.

ABOUT AMCOMP

With roots dating back to 1982,  AmCOMP  Incorporated  is an  insurance  holding company whose wholly owned subsidiaries,  AmCOMP Preferred and AmCOMP Assurance, are  mono-line  workers'  compensation  insurers  with  products  that  focus on value-added services to policyholders. Currently marketing insurance policies in
11 core  states  and  targeting  small to  mid-sized  employers  in a variety of industries, AmCOMP distributes its products through independent agencies.

CONFERENCE CALL

The Company will host a conference call on Friday,  May 12, 2006, at 8:00 AM ET, featuring  remarks  by Fred  R.  Lowe,  Chairman,  President  and CEO and  Kumar
Gursahaney,  Senior Vice President and CFO. The conference call is available via the Company's website and can be accessed by visiting  HTTP://IR.AMCOMP.COM/ The dial-in number for the  conference  call is  913-981-5559.  Please call at least five minutes before the scheduled start time.

There will be an audio reply of the call, which will be available starting 11:00
AM ET, May 12th through 11:59 PM ET May 15, 2006, and may be accessed by calling
719-457-0820  or  888-203-1112  and using the pass code 4637323.  The conference call webcast will be available on the Company's website for sixty days.

FORWARD-LOOKING STATEMENTS

Statements  made in this press  release,  including  those  about the  Company's financial  condition  and results of  operations  and about its future plans and objectives,  which  are not  based  on  historical  facts,  are  forward-looking statements  within the meaning of Section 27A of the  Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe,"  "expect,"  "plans,"  "intend,"  "project,"  "estimate," "may,"
"should,"  "will,"  "continue,"  "potential,"  "forecast" and  "anticipate"  and similar expressions  identify  forward-looking  statements.  Any such statements involve known and unknown  risks,  uncertainties  and other  factors,  including those set forth under the heading "RISK  FACTORS" in the Company's  filings with the Securities and Exchange  Commission.  Such factors may cause AmCOMP's actual performance,  condition and  achievements  to be materially  different  than any future  performance,  condition and achievement set forth in this press release.
All subsequent written and oral forward-looking statements attributable to us or individuals  acting on our behalf are expressly  qualified in their  entirety by these  cautionary  statements.  We undertake no obligation to publicly update or revise any forward-looking  statements,  whether as a result of new information, future events or otherwise, except as required by law.

Set forth in the tables below are summary  results of  operations  for the three months ended March 31, 2006 and 2005, as well as selected  balance sheet data as of  March  31,  2006  and  December  31,  2005.  The  following  information  is preliminary  and  unaudited  and is subject to change  until  final  results are publicly distributed.

                                       2

                      AmCOMP Incorporated and Subsidiaries
                      Consolidated Statements of Operations
               (in thousands, except per share amounts and ratios)
                                   (unaudited)

                                                          Three Months Ended
                                                               March 31,
                                                      --------------------------
                                                        2006              2005
                                                      --------          --------
Statement of Operations Data:
Revenues:
Net premiums earned                                   $65,970           $61,087
Net investment income                                   4,043             2,029
Net realized investment gain (loss)                         1               (80)
Other income                                               85                86
                                                      -------           -------
  Total revenue                                       $70,099           $63,122
                                                      =======           =======
Expenses:
Losses and loss adjustment expenses                   $37,467           $36,535
Policy acquisition expenses                            12,813             6,822
Underwriting and other expenses                         6,988             8,855
Dividends to policyholders                              2,663             1,990
Interest expense                                          838               700
                                                      -------           -------
  Total expenses                                      $60,769           $54,902
                                                      =======           =======
Income before income taxes                              9,330             8,220
Income tax expense                                      3,355             2,893
                                                      -------           -------
  Net income                                           $5,975            $5,327
                                                      =======           =======

Operating Data:
Direct premiums written                               $88,380           $85,545
Gross premiums written                                 89,540            88,053
Net premiums written                                   86,696            87,176
Per Share Data:
Earnings per share
 Basic                                                  $0.54             $0.99
 Diluted                                                 0.46              0.56
Weighted average common shares outstanding
 Basic                                                 11,029             5,367
 Diluted                                               12,892             9,562

                                       3

                      AmCOMP Incorporated and Subsidiaries
                      Consolidated Statements of Operations
               (in thousands, except per share amounts and ratios)
                                   (unaudited)

                                                          Three Months Ended
                                                               March 31,
                                                      --------------------------
                                                        2006              2005
                                                      --------          --------
Selected Insurance Ratios:
Net loss ratio(1)                                       56.8%             59.8%
                                                      --------          --------
Net policy acquisition expense ratio(2)                 19.4%             11.2%
                                                      --------          --------
Underwriting and other expense ratio(3)                 10.6%             14.5%
                                                      --------          --------
Net combined ratio, excluding policyholder
dividends(4)                                            86.8%             85.5%
                                                      --------          --------
Dividend ratio(5)                                        4.0%              3.3%
                                                      --------          --------
Net combined ratio, including policyholder
dividends(6)                                            90.8%             88.8%
                                                      --------          --------

(1)      Losses and LAE divided by net premiums earned, after the effects of reinsurance.
(2)      Policy acquisition expenses divided by net premiums earned.
(3)      Underwriting and other expenses divided by net premiums earned.
(4)      Sum of ratios computed in footnotes 1, 2 and 3.
(5)      Dividends to policyholders divided by net premiums earned.
(6)      Sum of ratios computed in footnotes 1, 2, 3 and 5.

                                       4

                      AmCOMP Incorporated and Subsidiaries
                           Consolidated Balance Sheets
                                 (in thousands)
                                   (unaudited)

                                                 -------------------------------
                                                   March 31,       December 31,
                                                     2006              2005
                                                 --------------   --------------
Assets
Cash and investments                                $396,194        $332,196
Premiums receivable--net                             121,693         104,522
Reinsurance recoverables                              89,497          83,880
Deferred policy acquisition costs                     23,773          19,413
Deferred income taxes                                 22,695          20,871
Other assets                                          19,794          22,445
                                                    --------        --------
Total assets                                        $673,646        $583,327
                                                    ========        ========

Liabilities and stockholder's equity
Unpaid losses and loss adjustment expenses          $319,777        $309,857
Unearned and advance premiums                        135,396         115,574
Long term debt                                        39,589          40,036
Other liabilities                                     54,954          45,879
Total liabilities                                    549,716         511,346
                                                    --------        --------
Preferred stock                                          ---          23,098
Total stockholders' equity                           123,930          71,981
                                                    --------        --------
Total liabilities and stockholder's equity          $673,646        $583,327
                                                    ========        ========

AMCP-G

CONTACTS:
AmCOMP Incorporated, North Palm Beach

Kumar Gursahaney
Chief Financial Officer
561-840-7171 ext. 11700

Gale Blackburn
Vice President of Investor Relations
561-840-7171 ext. 11586

                                       ###

                                       5